UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2026

ONFOLIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41466	37-1978697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1007 North Orange Street, 4th Floor, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (682) 990-6920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONFO	Nasdaq Capital Market
Warrants To Purchase Common Stock	ONFOW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2026, Eastern Standard, LLC, a Delaware limited liability company, and subsidiary of Onfolio Holdings, Inc. (the “Company”), (the “Maker”), and the Company, as guarantor, entered into a Limited Forbearance Agreement and Reaffirmation of Loan Documents (the “Forbearance Agreement”) with Eastern Standard, LLC, a Pennsylvania limited liability company (the “Payee”), relating to the failure by the Company to timely make certain payments under the $850,000 promissory note issued by Maker to the Payee in connection with the Company’s acquisition of the Eastern Standard business (the “Note”). The Note is secured by the Maker’s assets and guaranteed by the Company.

Under the Forbearance Agreement, the Maker must pay the Payee $450,000 on or before October 31, 2026 (the “Initial Payment”), followed by monthly payments of $60,000 beginning December 1, 2026 and a final payment of $45,754.29 on July 1, 2027, for total scheduled payments of $915,754.29, inclusive of principal, interest, a $20,000 late charge and other amounts owed. Upon receipt of the Initial Payment, and for so long as each monthly payment is made when due (subject to a ten-day cure period), the Payee has agreed to forbear from exercising certain rights and remedies under the Note. If all scheduled payments are timely made, the Note will be deemed paid in full and the security interests and the Company’s guaranty will be released. If the Initial Payment is not made by October 31, 2026, or any monthly payment is not made within the cure period, the Payee may exercise its remedies under the Note, security agreement and guaranty. The Forbearance Agreement does not extend the maturity of the Note, and any default interest owing thereunder will continue to accrue.

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Limited Forbearance Agreement and Reaffirmation of Loan Documents, dated as of October 12, 2026, by and among Eastern Standard, LLC (Maker), Eastern Standard, LLC (Payee), and Onfolio Holdings, Inc. (Guarantor)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules or similar attachments may be omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2026

ONFOLIO HOLDINGS, INC.

	By:	/s/Dominic Wells
	Name:	Dominic Wells
	Title:	Chief Executive Officer

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